EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
INTERNATIONAL BUSINESS MACHINES CORPORATION:

We have audited the statements of assets and liabilities of the Business Consulting Services Reporting Unit (the “Reporting Unit”) (a reporting unit as defined in Statement of Financial Accounting Standards No. 142), of International Business Machines Corporation (the “Company”) as of December 31, 2004 and 2003 and the related statements of revenues and expenses (collectively, the “statements”) for the years ended December 31, 2004 and 2003 and the three months ended December 31, 2002 (not separately presented herein). These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for use by the Company in connection with its various filings with the Commission). Certain corporate assets, liabilities and corporate expenses, that are not the responsibility of the Reporting Unit, and which have not been allocated, have been excluded from the statements. Accordingly, these statements are not intended to be a complete presentation of the financial position or results of operations of the Reporting Unit.

In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities of the Reporting Unit as of December 31, 2004 and 2003 and its revenues and expenses for the years ended December 31, 2004 and 2003 and for the three months ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
February 22, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
INTERNATIONAL BUSINESS MACHINES CORPORATION

We have examined management’s assertion that the controls over the initiation and recording of revenue transactions and the recording of direct costs of the Business Consulting Services Reporting Unit (“the Reporting Unit”) (a reporting unit as defined in Statement of Financial Accounting Standards No. 142), of International Business Machines Corporation (“IBM”) are effective, as of December 31, 2004. Management is responsible for its controls over the initiation and recording of revenue transactions and the recording of direct costs of the Reporting Unit. Our responsibility is to express an opinion on management’s assertion based on our examination.

The control objectives that formed the basis for management’s assertion included (1) credit checks, contract pricing, contract terms and conditions, and a valid signed contract are obtained, reviewed and approved, and non-standard contract terms and conditions are identified for review prior to revenue recognition; (2) invoices are generated based on contract terms and conditions and reviewed prior to issuance; (3) revenues and accounts receivable are monitored and appropriate adjustments are made timely; (4) costs are appropriately and timely captured by contract and business unit and reconciled with related revenues; and (5) losses on contracts are identified and appropriate provisions made based on established accounting policies.

Our examination was conducted in accordance with attestation standards adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included obtaining an understanding of the controls over the initiation and recording of revenue transactions and the recording of direct costs of the Reporting Unit, testing and evaluating the design and operating effectiveness of those controls, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was limited to those controls that are applied to individual revenue transactions that are initiated within the Reporting Unit, and to those controls that are applied to the direct costs by Reporting Unit personnel. Our examination did not extend to IBM’s internal control over financial reporting as it relates to applications and controls that are common to all reporting units within IBM, or to IBM entity-level controls, including those that also affect the recording of the Reporting Unit’s revenues and direct costs.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of the controls over the initiation and recording of revenue transactions and the recording of direct costs of the Reporting Unit to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management’s assertion that the controls over the initiation and recording of revenue transactions and the recording of direct costs of the Reporting Unit are effective as of December 31, 2004, is fairly stated in all material respects, based on the control objectives described above.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
February 22, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806 and 333-114190) and the Registration Statements (Form S-3 Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-37034, 333-101034 and 333-102603) of International Business Machines Corporation and in the related Prospectuses of our reports dated February 22, 2005, included in this Current Report (Form 8-K) dated July 27, 2005, with respect to the statements of assets and liabilities and statements of revenues and expenses of the Business Consulting Services Reporting Unit of International Business Machines Corporation (not included therein), and with respect to management’s assertion regarding the effectiveness of the controls over the initiation and recording of revenue transactions and the recording of direct costs of the Business Consulting Services Reporting Unit.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
July 27, 2005